NEWS RELEASE

For Immediate Release
October 24, 2016

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $3.9 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $13.2 million and diluted earnings of $0.88 per share.

Highlights of the Company’s third quarter performance and results include the following:

•	Return on assets and return on tangible equity of 1.38% and 14.9%, respectively.

•
Reported net interest income increased $1.9 million from the quarter ended September 30, 2015, while net interest income exclusive of accretion from fair value adjustments increased $2.3 million from the quarter ended September 30, 2015.

•	Total gross loan growth of $54.5 million from June 30, 2016 to September 30, 2016.

•
Asset quality continues to remain strong with nonperforming assets declining to $20.6 million, or 0.69% of total loans and other real estate owned. Past due loans remained steady at just 0.30% of total loans outstanding.

Charles R. (“Skip”) Hageboeck, President and Chief Executive Officer of City Holding Company, commented: “City’s third quarter results once again were very solid despite sluggish economic conditions and a stagnant interest rate environment. Although net interest margin dropped slightly from the second quarter of 2016, our net interest income increased slightly despite $0.4 million less accretion income from fair value adjustments on recent acquisitions. The increase in net interest income was fueled by growth in both loan and investment balances during the third quarter of 2016. Total loans grew $54.5 million from June 30, 2016, or 7.5% on an annualized basis, and our credit quality remains very strong.”

“During the third quarter of 2016, City realized investment gains of $2.7 million from the sale of pooled trust preferred securities. The gains from these sales represent partial recoveries of impairment charges recognized in prior years. City also incurred legal settlement costs of $0.3 million in the third quarter of 2016. This expense is related to the sales of loans to a third party that were originated in the late 1990s. In addition, during the third quarter of 2016 the Company recognized an expense of $0.4 million in connection with a decrease in the estimated fair market value related to a facility that formerly housed certain bank operations. The Company has vacated the building and continues to market the building for sale.”

“In our June 30, 2016 earnings release, we reported that portions of our West Virginia market area suffered devastating flooding in June 2016. As a result of this flooding, City recognized $0.3 million of loan charge-offs in the third quarter of 2016 and our quarterly provision for loan losses has been adjusted to recognize these losses. We do not expect to incur any further significant losses as a result of this flooding.”

Net Interest Income

The Company’s tax equivalent net interest income increased $0.1 million, or 0.5%, from $29.9 million during the second quarter of 2016 to $30.0 million during the third quarter of 2016. This increase was due to higher average residential and commercial loan balances (up $30.1 million from the second quarter of 2016) that increased net interest income by $0.3 million and higher average investment security balances (up $35.2 million from the second quarter of 2016) that increased net interest income by $0.3 million. These increases were partially offset by lower accretion from fair value adjustments on recent acquisitions that decreased net interest income $0.4 million ($0.6 million for the quarter ended September 30, 2016 compared to $1.0 million for the quarter ended June 30, 2016). The Company’s reported net interest margin decreased from 3.56% for the second quarter of 2016 to 3.48% for the third quarter of 2016. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.40% for the quarter ended September 30, 2016 and 3.44% for the quarter ended June 30, 2016.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.73% at June 30, 2016 to 0.69% at September 30, 2016. Total nonperforming assets decreased from $21.3 million at June 30, 2016 to $20.6 million at September 30, 2016. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. Total past due loans increased modestly from $8.6 million, or 0.30% of total loans outstanding, at June 30, 2016 to $9.0 million, or 0.30% of total loans outstanding, at September 30, 2016.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $1.4 million in the third quarter of 2016, compared to $0.5 million for the comparable period in 2015 and $1.1 million for the second quarter of 2016. The provision for loan losses recorded in the third quarter of 2016 reflects the growth in the loan portfolio, losses attributable to West Virginia flooding experienced in June 2016 ($0.3 million), and changes in the quality of the portfolio. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

During the third quarter of 2016, the Company realized investment gains of $2.7 million. These gains represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. Exclusive of these gains, non-interest income increased from $13.7 million for the third quarter of 2015 to $14.1 million for the third quarter of 2016. This increase was mainly due to an increase in bankcard revenues of $0.3 million, or 8.2%, from the third quarter of 2015 to $4.2 million and an increase in trust and investment management fee income of $0.2 million, or 13.0%, to $1.3 million.

Non-interest Expenses

During the third quarter of 2015, the Company realized a $1.4 million expense associated with the write down of an investment in Mountaineer Capital LP and $0.2 million of merger related expenses in connection with the Company’s acquisition of three Lexington, Kentucky branches from American Founders Bank, Inc. (“AFB”). Exclusive of these expenses during the third quarter of 2015, non-interest expenses increased $1.5 million, from $23.8 million in the third quarter of 2015 to $25.3 million in the third quarter of 2016. This increase was due to an increase in salaries and employee benefits of $0.6 million, the acquisition of the AFB branches ($0.5 million) in November 2015, an increase in legal and professional fees of $0.4 million, and an increase in bankcard expenses of $0.3 million. The increase in salaries and employee benefits is due to salary adjustments and increased health insurance costs while the increase in legal and professional fees is related to the settlement of a legal dispute associated with the sales of loans to a third party in the late 1990s. These increases were partially offset by a decrease in realized losses on sales of repossessed assets of $0.2 million from the third quarter of 2015.

Balance Sheet Trends

Loans have increased $95.4 million (3.3%) from December 31, 2015 to $2.96 billion at September 30, 2016. Residential real estate loans increased $62.1 million (4.4%) and commercial loans increased $41.6 million (3.2%) from December 31, 2015 to September 30, 2016. These increases were partially offset by decreases in home equity junior lien loans ($5.4 million) and consumer loans ($2.5 million).

Total average depository balances decreased $10.1 million, or 0.3%, from the quarter ended June 30, 2016 to the quarter ended September 30, 2016. Decreases in noninterest-bearing demand deposits ($6.6 million) and savings deposits ($5.0 million) were partially offset by increases in interest-bearing deposits ($1.1 million) and time deposits ($0.4 million).

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2016 was 33.2% compared to 34.4% for the year ended December 31, 2015, and 32.6% for the quarter ended September 30, 2015. The effective rate is based upon the Company’s expected tax rate for the year ended December 31, 2016.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 93.0% and the loan to asset ratio was 76.5% at September 30, 2016. The Company maintained investment securities totaling 13.6% of assets as of the same date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 55.6% of assets at September 30, 2016. Time deposits fund 26.7% of assets at September 30, 2016, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio increased from 9.3% at December 31, 2015 to 9.4% at September 30, 2016. At September 30, 2016, City National Bank’s Leverage Ratio is 8.55%, its Common Equity Tier I ratio is 11.14%, its Tier I Capital ratio is 11.73%, and its Total Risk-Based Capital ratio is 12.45%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 28, 2016, the Board approved a quarterly cash dividend of $0.43 cents per share payable October 31, 2016, to shareholders of record as of October 14, 2016.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 85 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2016 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2016 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2016	2016	2016	2015	2015	2016	2015

Earnings
Net Interest Income (FTE)	$30,002	$29,863	$29,312	$29,391	$28,005	$89,179	$86,464
Net Income available to common shareholders	13,232	12,541	11,702	13,515	10,607	37,476	40,582

Per Share Data
Earnings per share available to common shareholders:
Basic	$0.88	$0.83	$0.78	$0.88	$0.69	$2.48	$2.66
Diluted	0.88	0.83	0.78	0.88	0.69	2.48	2.65
Weighted average number of shares:
Basic	14,899	14,889	14,916	15,158	15,178	14,902	15,111
Diluted	14,909	14,902	14,927	15,174	15,198	14,913	15,132
Period-end number of shares	15,007	15,005	14,971	15,180	15,319	15,007	15,319
Cash dividends declared	$0.43	$0.43	$0.43	$0.42	$0.42	$1.29	$1.26
Book value per share (period-end)	28.97	28.6	27.93	27.62	27.34	28.97	27.59
Tangible book value per share (period-end)	23.69	23.3	22.61	22.36	22.72	23.69	22.93
Market data:
High closing price	$50.6	$50.14	$47.78	$51.12	$51.73	$50.6	$51.73
Low closing price	44.53	43.06	40.82	43.85	45.56	40.82	41.76
Period-end closing price	50.29	45.47	47.78	45.64	49.3	50.29	49.3
Average daily volume	61	63	71	55	58	65	53
Treasury share activity:
Treasury shares repurchased	—	2	229	150	—	231	—
Average treasury share repurchase price	$—	$46.65	$43.31	46.91	—	43.34	—

Key Ratios (percent)
Return on average assets	1.38%	1.31%	1.25%	1.48%	1.21%	1.31%	1.53%
Return on average tangible equity	14.90%	14.50%	13.80%	15.50%	12.20%	14.40%	15.90%
Yield on interest earning assets	3.85%	3.95%	3.91%	3.99%	3.99%	3.91%	4.19%
Cost of interest bearing liabilities	0.49%	0.49%	0.48%	0.46%	0.47%	0.49%	0.47%
Net Interest Margin	3.48%	3.56%	3.53%	3.62%	3.62%	3.52%	3.81%
Non-interest income as a percent of total revenue	32.10%	31.60%	31.10%	32.50%	33.00%	31.60%	37.20%
Efficiency Ratio (a)	56.30%	55.60%	56.80%	48.50%	57.30%	56.60%	55.40%
Price/Earnings Ratio (b)	14.33	13.66	15.4	12.94	17.84	15.18	13.92

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.35%	11.13%	11.23%	11.65%	11.90%
Tangible equity to tangible assets	9.39%	9.38%	9.03%	9.34%	10.14%
Consolidated risk based capital ratios (c):
CET I	13.00%	13.21%	13.38%	13.65%	14.42%
Tier I	13.59%	13.82%	14.00%	14.28%	15.08%
Total	14.33%	14.57%	14.78%	15.10%	15.95%
Leverage	9.92%	9.74%	9.78%	10.15%	10.71%

Other
Branches	85	85	85	85	82
FTE	834	852	854	853	828

Assets per FTE	$4,636	$4,468	$4,484	$4,354	$4,233
Deposits per FTE	3,812	3,688	3,732	3,615	3,461

(a) The September 30, 2015 YTD efficiency ratio calculation excludes the gain on sale of insurance division.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) September 30, 2016 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2016	2016	2016	2015	2015	2016	2015
Interest Income
Interest and fees on loans	$29,444	$29,640	$28,927	$29,032	$27,875	$88,011	$86,075
Interest on investment securities:
Taxable	3,183	2,927	3,005	2,856	2,621	9,115	7,974
Tax-exempt	419	365	357	334	272	1,141	803
Total Interest Income	33,046	32,932	32,289	32,222	30,768	98,267	94,852

Interest Expense
Interest on deposits	3,006	3,011	2,898	2,760	2,686	8,915	8,126
Interest on short-term borrowings	90	86	107	91	69	283	236
Interest on long-term debt	172	167	164	159	155	503	458
Total Interest Expense	3,268	3,264	3,169	3,010	2,910	9,701	8,820
Net Interest Income	29,778	29,668	29,120	29,212	27,858	88,566	86,032
Provision for loan losses	1,432	1,122	539	2,813	451	3,093	4,175
Net Interest Income After Provision for Loan Losses	28,346	28,546	28,581	26,399	27,407	85,473	81,857

Non-Interest Income
Gains on sale of investment securities	2,668	845	—	—	—	3,513	2,130
Service charges	6,842	6,564	6,303	6,893	6,907	19,709	19,423
Bankcard revenue	4,216	4,190	3,967	3,923	3,895	12,373	11,971
Trust and investment management fee income	1,329	1,371	1,276	1,547	1,176	3,976	3,577
Bank owned life insurance	846	768	760	898	929	2,374	2,476
Gain on sale of insurance division	—	—	—	—	—	—	11,084
Other income	846	843	821	813	799	2,510	2,471
Total Non-Interest Income	16,747	14,581	13,127	14,074	13,706	44,455	53,132

Non-Interest Expense
Salaries and employee benefits	12,993	12,790	12,673	11,296	12,179	38,456	36,551
Occupancy and equipment	2,759	2,708	2,836	2,583	2,575	8,303	7,694
Depreciation	1,585	1,567	1,567	1,539	1,522	4,719	4,549
FDIC insurance expense	508	512	465	443	456	1,485	1,351
Advertising	667	778	716	264	777	2,161	2,182
Bankcard expenses	1,081	925	833	778	785	2,839	2,485
Postage, delivery, and statement mailings	517	506	565	532	523	1,588	1,591
Office supplies	325	366	353	273	384	1,044	1,077
Legal and professional fees	976	528	471	662	620	1,975	1,729

Telecommunications	459	431	428	409	418	1,318	1,356
Repossessed asset losses, net of expenses	305	53	288	217	492	646	1,047
Merger related expenses	—	—	—	315	175	—	283
Other expenses	3,109	3,119	2,945	1,854	4,471	9,173	9,891
Total Non-Interest Expense	25,284	24,283	24,140	21,165	25,377	73,707	71,786
Income Before Income Taxes	19,809	18,844	17,568	19,308	15,736	56,221	63,203
Income tax expense	6,577	6,303	5,866	5,793	5,129	18,745	22,621
Net Income Available to Common Shareholders	$13,232	$12,541	$11,702	$13,515	$10,607	$37,476	$40,582

Distributed earnings allocated to common shareholders	$6,376	$6,375	$6,365	$6,303	$6,362	$19,128	$19,086
Undistributed earnings allocated to common shareholders	6,699	6,016	5,206	7,059	4,125	17,901	21,040
Net earnings allocated to common shareholders	$13,075	$12,391	$11,571	$13,362	$10,487	$37,029	$40,126

Average common shares outstanding	14,899	14,889	14,916	15,158	15,178	14,902	15,111
Shares for diluted earnings per share	14,909	14,902	14,927	15,175	15,198	14,913	15,132

Basic earnings per common share	$0.88	$0.83	$0.78	$0.88	$0.69	$2.48	$2.66
Diluted earnings per common share	$0.88	$0.83	$0.78	$0.88	$0.69	$2.48	$2.65

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Assets
Cash and due from banks	$57,233	$69,933	$165,134	$58,829	$109,627
Interest-bearing deposits in depository institutions	7,576	8,643	10,031	11,284	9,081
Cash and cash equivalents	64,809	78,576	175,165	70,113	118,708

Investment securities available-for-sale, at fair value	434,717	409,039	362,282	369,466	300,865
Investment securities held-to-maturity, at amortized cost	79,499	83,208	86,518	88,937	81,095
Other securities	11,895	10,203	9,960	12,915	9,926
Total investment securities	526,111	502,450	458,760	471,318	391,886

Gross loans	2,957,912	2,903,398	2,877,117	2,862,534	2,695,645
Allowance for loan losses	(19,550)	(19,139)	(19,315)	(19,251)	(20,148)
Net loans	2,938,362	2,884,259	2,857,802	2,843,283	2,675,497

Bank owned life insurance	100,293	99,446	98,679	97,919	97,157
Premises and equipment, net	75,589	75,040	75,965	77,271	73,419
Accrued interest receivable	7,986	8,428	8,517	7,432	7,690
Net deferred tax assets	23,179	23,995	27,541	29,974	33,342
Intangible assets	79,284	79,433	79,581	79,792	70,653
Other assets	50,748	55,234	47,656	36,957	36,266
Total Assets	$3,866,361	$3,806,861	$3,829,666	$3,714,059	$3,504,618

Liabilities
Deposits:
Noninterest-bearing	$669,865	$651,867	$666,523	$621,073	$542,177
Interest-bearing:
Demand deposits	713,642	701,248	711,366	679,735	647,792
Savings deposits	765,195	758,323	780,982	765,611	693,184
Time deposits	1,030,584	1,030,841	1,028,400	1,017,556	982,349
Total deposits	3,179,286	3,142,279	3,187,271	3,083,975	2,865,502
Short-term borrowings
Federal Funds purchased	6,000	—	—	13,000	—
Customer repurchase agreements	173,384	153,674	156,714	141,869	147,036
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	56,412	66,054	51,068	39,448	56,818
Total Liabilities	3,431,577	3,378,502	3,411,548	3,294,787	3,085,851

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—	—	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized	46,249	46,249	46,249	46,249	46,249
Capital surplus	105,996	105,648	106,137	106,269	106,108
Retained earnings	408,823	402,044	395,963	390,690	383,551
Cost of common stock in treasury	(127,538)	(127,619)	(129,142)	(120,104)	(113,581)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	6,013	6,796	3,670	927	1,789
Underfunded pension liability	(4,759)	(4,759)	(4,759)	(4,759)	(5,349)
Total Accumulated Other Comprehensive Loss	1,254	2,037	(1,089)	(3,832)	(3,560)
Total Stockholders' Equity	434,784	428,359	418,118	419,272	418,767
Total Liabilities and Stockholders' Equity	$3,866,361	$3,806,861	$3,829,666	$3,714,059	$3,504,618

Regulatory Capital
Total CET 1 capital	$355,934	$349,100	$341,165	$345,620	$353,224
Total tier 1 capital	371,934	365,100	357,165	361,620	369,224
Total risk-based capital	392,258	384,855	377,003	382,180	389,819
Total risk-weighted assets	2,737,721	2,642,040	2,550,739	2,531,525	2,449,191

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015

Residential real estate (1)	$1,445,242	$1,417,137	$1,395,670	$1,383,133	$1,358,083
Home equity - junior liens	141,616	142,827	142,694	147,036	144,748
Commercial and industrial	176,387	171,362	165,549	165,340	123,948
Commercial real estate (2)	1,158,088	1,135,493	1,135,625	1,127,581	1,028,857
Consumer	33,614	33,799	34,754	36,083	36,751
DDA overdrafts	2,965	2,780	2,825	3,361	3,258
Gross Loans	$2,957,912	$2,903,398	$2,877,117	$2,862,534	$2,695,645

Construction loans included in:
(1) - Residential real estate loans	$12,284	$12,344	$13,966	$13,135	$14,765
(2) - Commercial real estate loans	7,309	2,237	15,172	12,599	11,970

Secondary Mortgage Loan Activity
Mortgage loans originated	$5,624	$3,103	$2,809	$3,855	$4,803
Mortgage loans sold	5,836	3,183	3,073	4,135	4,206
Mortgage loans gain on loans sold	129	80	24	88	112

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2016	2016	2016	2015	2015	2016	2015
Allowance for Loan Losses
Balance at beginning of period	$19,139	$19,315	$19,251	$20,148	$20,187	$19,251	$20,074

Charge-offs:
Commercial and industrial	(103)	(44)	(1)	(3,148)	(82)	(148)	(2,620)
Commercial real estate	(142)	(769)	(302)	(303)	(1)	(1,213)	(277)
Residential real estate	(539)	(337)	(405)	(386)	(229)	(1,281)	(758)
Home equity	(125)	(69)	(106)	(76)	(128)	(300)	(236)
Consumer	(20)	(44)	(38)	(39)	(28)	(102)	(171)
DDA overdrafts	(378)	(321)	(318)	(376)	(414)	(1,017)	(1,038)
Total charge-offs	(1,307)	(1,584)	(1,170)	(4,328)	(882)	(4,061)	(5,100)

Recoveries:
Commercial and industrial	9	3	1	2	45	13	72
Commercial real estate	43	20	384	317	18	447	49
Residential real estate	23	51	39	69	66	113	130
Home equity	—	—	—	—	—	—	—
Consumer	28	52	29	32	76	109	155
DDA overdrafts	183	160	242	198	187	585	593
Total recoveries	286	286	695	618	392	1,267	999

Net charge-offs	(1,021)	(1,298)	(475)	(3,710)	(490)	(2,794)	(4,101)
Provision for (recovery of) acquired loans	(4)	128	40	32	(24)	164	521
Provision for loan losses	1,436	994	499	2,781	475	2,929	3,654
Balance at end of period	$19,550	$19,139	$19,315	$19,251	$20,148	$19,550	$20,148

Loans outstanding	$2,957,912	$2,903,398	$2,877,117	$2,862,534	$2,695,645
Allowance as a percent of loans outstanding	0.66%	0.66%	0.67%	0.67%	0.75%
Allowance as a percent of non-performing loans	129%	124%	120.4%	110.4%	92.2%

Average loans outstanding	$2,919,756	$2,891,292	$2,864,943	$2,789,354	$2,679,429	$2,892,098	$2,658,262
Net charge-offs (annualized) as a percent of average loans outstanding	0.14%	0.18%	0.07%	0.53%	0.07%	0.13%	0.21%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Nonaccrual Loans
Residential real estate	$3,919	$2,531	$2,977	$2,918	$3,012
Home equity	154	165	152	136	159
Commercial and industrial	2,441	2,724	2,967	2,745	6,430
Commercial real estate	8,077	9,779	9,718	11,149	11,806
Consumer	—	—	—	—	—
Total nonaccrual loans	14,591	15,199	15,814	16,948	21,407
Accruing loans past due 90 days or more	569	241	225	495	449
Total non-performing loans	15,160	15,440	16,039	17,443	21,856
Other real estate owned	5,435	5,868	6,054	6,519	6,026
Total non-performing assets	$20,595	$21,308	$22,093	$23,962	$27,882

Non-performing assets as a percent of loans and other real estate owned	0.69%	0.73%	0.77%	0.84%	1.03%

Past Due Loans
Residential real estate	$5,713	$5,490	$5,045	$6,610	$5,522
Home equity	925	595	595	406	558
Commercial and industrial	399	304	343	159	355
Commercial real estate	1,275	1,746	2,138	1,480	3,622
Consumer	104	150	82	196	218
DDA overdrafts	554	290	514	313	330
Total past due loans	$8,970	$8,575	$8,717	$9,164	$10,605

Total past due loans as a percent of loans outstanding	0.30%	0.30%	0.30%	0.32%	0.39%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$20,162	$19,685	$18,306	$17,796	$18,154
Home equity	3,181	2,873	2,878	2,659	2,730
Commercial and industrial	46	50	54	58	62
Commercial real estate	2,718	2,743	523	1,746	1,921
Consumer	—	—	—	—	—
Total accruing TDRs	$26,107	$25,351	$21,761	$22,259	$22,867

Non-Accruing
Residential real estate	$213	$390	36	$191	$—
Home equity	85	44	—	34	16
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$298	$434	$36	$225	$16

Total TDRs	$26,405	$25,785	$21,797	$22,484	$22,883

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2016			June 31, 2016			September 30, 2015
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,570,787	$15,309	3.88%	$1,545,550	$15,038	3.91%	$1,482,445	$14,469	3.87%
Commercial, financial, and agriculture (2)	1,311,819	13,066	3.96%	1,306,931	13,310	4.10%	1,156,264	12,174	4.18%
Installment loans to individuals (2), (3)	37,150	690	7.39%	38,811	809	8.38%	40,720	875	8.53%
Previously securitized loans (4)	***	378	***	***	483	***	***	357	***
Total loans	2,919,756	29,443	4.01%	2,891,292	29,640	4.12%	2,679,429	27,875	4.13%
Securities:
Taxable	449,977	3,183	2.81%	425,450	2,927	2.77%	352,567	2,621	2.95%
Tax-exempt (5)	54,317	644	4.72%	43,637	561	5.17%	29,675	419	5.60%
Total securities	504,294	3,827	3.02%	469,087	3,488	2.99%	382,242	3,040	3.16%
Deposits in depository institutions	9,623	—	—	9,186	—	—	9,924	—	—
Total interest-earning assets	3,433,673	33,270	3.85%	3,369,565	33,128	3.95%	3,071,595	30,915	3.99%
Cash and due from banks	87,219			144,260			156,575
Premises and equipment, net	75,743			75,798			74,543
Other assets	263,258			261,271			237,803
Less: Allowance for loan losses	(19,517)			(19,686)			(21,425)
Total assets	$3,840,376			$3,831,208			$3,519,091

Liabilities:
Interest-bearing demand deposits	$687,487	$138	0.08%	$686,403	$176	0.10%	$644,375	$122	0.08%
Savings deposits	761,734	234	0.12%	766,708	238	0.12%	691,600	165	0.09%
Time deposits (2)	1,030,731	2,634	1.02%	1,030,346	2,598	1.01%	989,149	2,399	0.96%
Short-term borrowings	154,585	90	0.23%	154,047	86	0.22%	135,274	69	0.20%
Long-term debt	16,495	172	4.15%	16,495	167	4.07%	16,495	155	3.73%
Total interest-bearing liabilities	2,651,032	3,268	0.49%	2,653,999	3,265	0.49%	2,476,893	2,910	0.47%
Noninterest-bearing demand deposits	700,932			707,501			594,821
Other liabilities	52,641			43,435			28,583
Stockholders' equity	435,771			426,273			418,794
Total liabilities and
stockholders' equity	$3,840,376			$3,831,208			$3,519,091
Net interest income		$30,002			$29,863			$28,005
Net yield on earning assets			3.48%			3.56%			3.62%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$166	$190	$257
Commercial, financial, and agriculture	311	656	576
Installment loans to individuals	16	29	54
Time deposits	148	148	169
	$641	$1,023	$1,056

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,549,466	$45,267	3.90%	$1,459,247	$42,797	3.92%
Commercial, financial, and agriculture (2)	1,304,467	39,294	4.02%	1,157,677	38,759	4.48%
Installment loans to individuals (2), (3)	38,166	2,220	7.77%	41,338	3,209	10.38%
Previously securitized loans (4)	***	1,230	***	***	1,310	***
Total loans	2,892,098	88,011	4.06%	2,658,262	86,075	4.33%
Securities:
Taxable	432,303	9,115	2.82%	340,585	7,974	3.13%
Tax-exempt (5)	46,646	1,754	5.02%	29,222	1,235	5.65%
Total securities	478,949	10,869	3.03%	369,807	9,209	3.33%
Deposits in depository institutions	9,779	—	—%	9,790	—	—%
Total interest-earning assets	3,380,826	98,880	3.91%	3,037,859	95,284	4.19%
Cash and due from banks	104,287			202,423
Premises and equipment, net	76,161			76,273
Other assets	260,297			242,294
Less: Allowance for loan losses	(19,930)			(20,960)
Total assets	$3,801,641			$3,537,889

Liabilities:
Interest-bearing demand deposits	$683,926	$458	0.09%	$643,086	$379	0.08%
Savings deposits	765,222	699	0.12%	698,433	520	0.10%
Time deposits (2)	1,026,845	7,757	1.01%	1,005,548	7,227	0.96%
Short-term borrowings	156,884	283	0.24%	138,192	236	0.23%
Long-term debt	16,495	504	4.08%	16,495	458	3.71%
Total interest-bearing liabilities	2,649,372	9,701	0.49%	2,501,754	8,820	0.47%
Noninterest-bearing demand deposits	679,730			584,046
Other liabilities	45,452			40,207
Stockholders' equity	427,087			411,882
Total liabilities and
stockholders' equity	$3,801,641			$3,537,889
Net interest income		$89,179			$86,464
Net yield on earning assets			3.52%			3.81%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	538	697
Commercial, financial, and agriculture	1,360	3,683
Installment loans to individuals	98	226
Time deposits	444	507
	$2,440	$5,113

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Purchased Credit Impaired Loans (Period End)
Virginia Savings Acquisition
Contractual required principal and interest	$1,908	$1,924	$1,942	$1,965	$2,149
Carrying value	1,707	1,714	1,715	1,707	1,861

Community Acquisition
Contractual required principal and interest	$12,091	$14,042	$14,415	$16,362	$17,834
Carrying value	9,712	11,160	11,219	12,899	13,400

Accretion

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Bank, Inc. ("AFB") acquisitions.

Virginia Savings Acquistion
Loans	$65	$67	$104	$138	$245
Certificates of deposit	124	124	124	129	129
	$189	$191	$228	$267	$374

Community Acquisition
Loans	$261	$699	$408	$1,226	$642
Certificates of deposit	11	11	11	40	40
	$273	$710	$419	$1,266	$682

AFB Acquisition
Loans	$167	$109	$117	28	—
Certificates of deposit	13	13	13	11	—
	$180	$122	$130	39	—

All Acquisitions
Loans	$493	$875	$629	$1,392	$887
Certificates of deposit	148	148	148	180	169
	$641	$1,023	$777	$1,572	$1,056

Accretion Forecast
Remainder of 2016	$525
Year Ended December 31, 2017	1,314
Year Ended December 31, 2018	990

Note: The amounts reflected above require management to make significant assumptions based on estimated future default, prepayment and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2016	2016	2016	2015	2015	2016	2015
Net Interest Income/Margin
Net interest income, fully taxable equivalent	$30,002	$29,863	$29,312	$29,391	$28,005	$89,179	$86,465
Taxable equivalent adjustment	(224)	(195)	(192)	(179)	(147)	(613)	(433)
Net interest income ("GAAP")	$29,778	$29,668	$29,120	$29,212	$27,858	$88,566	$86,032

Average interest earning assets	$3,433,673	$3,369,565	$3,338,659	$3,223,782	$3,071,595	$3,380,826	$3,037,859
Net Interest Margin	3.48%	3.56%	3.53%	3.62%	3.62%	3.52%	3.81%

Net interest income, fully taxable equivalent, excluding accretion	$29,361	$28,840	$28,535	$27,819	$26,949	$86,738	$81,352
Taxable equivalent adjustment	(224)	(195)	(192)	(179)	(147)	(613)	(433)
Accretion related to fair value adjustments	641	1,023	777	1,572	1,056	2,441	5,113
Net interest income ("GAAP")	$29,778	$29,668	$29,120	$29,212	$27,858	$88,566	$86,032

Average interest earning assets	$3,433,673	$3,369,565	$3,338,659	$3,223,782	$3,071,595	$3,380,826	$3,037,859
Net Interest Margin (excluding accretion)	3.40%	3.44%	3.44%	3.42%	3.48%	3.43%	3.58%

Tangible Equity Ratio (period end)
Tangible common equity to tangible assets	9.39%	9.38%	9.03%	9.34%	10.14%
Effect of goodwill and other intangibles, net	1.86%	1.89%	1.89%	1.95%	1.81%
Equity to assets ("GAAP")	11.25%	11.27%	10.92%	11.29%	11.95%